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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the Registration Statement on Form S-4 (File No. 333-2920) of America First Apartment Investors, L.P. of our report dated March 22, 1996 and May 21, 1996, on our audits of the financial statements and financial statement schedules of America First Tax Exempt Mortgage Fund 2 Limited Partnership (the Partnership) as of December 31, 1995 and 1994, and for each of the three years in the period ending December 31, 1995, which report is included in the Partnership's 1995 Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                          /s/ COOPERS & LYBRAND L.L.P.



Omaha, Nebraska
June 5, 1996

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in the Registration Statement on Form S-4 (File No. 333-2920) of America First Apartment Investors, L.P. of our reports dated March 22, 1996, on our audits of the financial statements of Jefferson Place, L.P. as of December 31, 1994 and 1993, and for each of the two years in the period ending December 31, 1994.



                                          /s/ COOPERS & LYBRAND L.L.P.



Omaha, Nebraska
June 5, 1996